UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ARES CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Maryland (State of incorporation or organization)	33-1089684 (I.R.S. Employee Identification No.)

280 Park Avenue, 22nd Floor, Building East New York, New York	10017
(Address of principal executive	(Zip Code)
officers)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
7.75% Senior Notes due 2040	The New York Stock Exchange

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-165585

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.  Description of Registrant’s Securities to be Registered.

The class of securities to be registered hereby are 7.75% Senior Notes due 2040 (the “Notes”) of Ares Capital Corporation, a Maryland corporation (the “Registrant”).

For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of Debt Securities” in the Registrant’s Prospectus dated October 8, 2010 included in the Registration Statement on Form N-2 (Registration No. 333-165585) as filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”) and the information under the heading “Specific Terms of the Notes and the Offering” in the Registrant’s Prospectus Supplement dated October 14, 2010 as filed with the Commission on October 15, 2010 pursuant to Rule 497 under the Securities Act.  The foregoing Prospectus and Prospectus Supplement are incorporated herein by reference.

Item 2.       Exhibits.

4.1	Indenture, dated as of October 21, 2010, between the Registrant and U.S. Bank National Association, as trustee (1)

4.2	First Supplemental Indenture, dated as of October 21, 2010, between the Registrant and U.S. Bank National Association, as trustee, relating to the 7.75% Senior Notes due 2040 (2)

4.3	Form of 7.75% Senior Note due 2040 (3)

(1)          Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 814-00663) filed October 22, 2010.

(2)          Incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K (File No. 814-00663) filed October 22, 2010.

(3)          Incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K (File No. 814-00663) filed October 22, 2010.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: November 2, 2010

ARES CAPITAL CORPORATION
(Registrant)

By:	/s/ Richard S. Davis
Name:	Richard S. Davis
Title:	Chief Financial Officer

Exhibit Index

Exhibit No.

4.1	Indenture, dated as of October 21, 2010, between the Registrant and U.S. Bank National Association, as trustee (1)

4.2	First Supplemental Indenture, dated as of October 21, 2010, between the Registrant and U.S. Bank National Association, as trustee, relating to the 7.75% Senior Notes due 2040 (2)

4.3	Form of 7.75% Senior Note due 2040 (3)

(1)          Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 814-00663) filed October 22, 2010.

(2)          Incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K (File No. 814-00663) filed October 22, 2010.

(3)          Incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K (File No. 814-00663) filed October 22, 2010.